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                                                                      EXHIBIT 23

[LOGO]               [LETTERHEAD OF DELOITTE & TOUCHE APPEARS HERE]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-96816 on Form S-8 of Central Garden & Pet Company of our report dated May 28, 1999 (which includes an explanatory paragraph relating to the modified cash basis of accounting), appearing in this Annual Report on Form 11 K of the Central Garden & Pet Company Investment Growth Plan for the year ended December 31, 1998.

Deloitte & Touche LLP


/s/ Deloitte & Touche LLP


San Francisco, California

June 24, 1999